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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement No. 33-19944 of Hartford Life Insurance Company DC Variable
Account-I and Hartford Life Insurance Company Separate Account Two on Form N-4, of our report dated February 19, 2003 of Hartford Life Insurance Company relating to the financial statements as of and for the years ended December 31, 2002, 2001 and 2000, and of our report dated February 21, 2003 of Hartford Life Insurance Company DC Variable Account-I and Hartford Life Insurance Company Separate Account Two relating to the financial statements as of and for the year ended December 31, 2002, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Experts" in such Statement of Additional Information.

Deloitte & Touche LLP
Hartford, Connecticut
December 4, 2003